Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation (the “Company”), hereby severally constitute and appoint Mark C. Pigott our true and lawful attorney-in-fact, with full power do any and all acts and execute any and all instruments which said attorney may deem appropriate to effect a registration statement on Form S-8 in connection with the PACCAR Inc Savings Investment Plan to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Said power includes signing for us, and in our names in our capacity as director the registration statement on Form S-8 together with any and all amendments to said registration statement, and hereby ratify and confirm our signatures as they may be signed by our attorney-in-fact to the registration statement.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of July 9, 2013.

/s/ Alison J. Carnwath	/s/ John M. Pigott
Alison J. Carnwath	John M. Pigott
Director, PACCAR Inc	Director, PACCAR Inc

/s/ John M. Fluke, Jr.	/s/ Mark A. Schulz
John M. Fluke, Jr.	Mark A. Schulz
Director, PACCAR Inc	Director, PACCAR Inc

/s/ Kirk S. Hachigian	/s/ Gregory M. E. Spierkel
Kirk S. Hachigian	Gregory M. E. Spierkel
Director, PACCAR Inc	Director, PACCAR Inc

/s/ Luiz Kaufmann	/s/ Warren R. Staley
Luiz Kaufmann	Warren R. Staley
Director, PACCAR Inc	Director, PACCAR Inc

/s/ Roderick C. McGeary	/s/ Charles R. Williamson
Roderick C. McGeary	Charles R. Williamson
Director, PACCAR Inc	Director, PACCAR Inc